As filed with the Securities and Exchange Commission on April 12, 2007.

Registration No. 333-137253

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MacDermid, Incorporated

(Exact name of Registrant as specified in its charter)

Connecticut	1401 Blake Street Denver, CO 80202	06-0435750
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

MacDermid, Incorporated Stock Option Plan
Dated February 17, 2006
(Full Title of the Plan)

Daniel H. Leever
MacDermid, Incorporated
1401 Blake Street
Denver, CO 80202
(Name and address of agent for service)

(720) 479-3060
(Telephone number, including area code, of agent for service)

With a Copy to:

Geraldine A. Sinatra, Esq. Dechert LLP Cira Centre 2929 Arch Street Philadelphia, Pennsylvania 19104 (215) 994-4000

MacDermid, Incorporated (the “Registrant”) is filing this post-effective amendment to deregister any and all shares of its common stock, no par value, that remain unsold as of April 12, 2007.  The common stock was registered on this registration statement on Form S-8 (No. 333-137253), filed with the Securities and Exchange Commission on September 12, 2006 in connection with the Registrant’s Stock Option Plan dated February 17, 2006 (the “Plan”).  The Registrant has terminated the offering of shares under the Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on this 12th day of April, 2007.

MACDERMID, INCORPORATED

By:	/s/ Daniel H. Leever

Daniel H. Leever

President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Daniel H. Leever	President, Chief Executive Officer and Director	April 12, 2007
Daniel H. Leever	(principal executive officer)	Date

/s/ Gregory M. Bolingbroke	Senior Vice President of Finance and Treasurer	April 12, 2007
Gregory M. Bolingbroke	(principal financial and accounting officer)	Date

/s/ Joseph M. Silvestri	Director	April 12, 2007
Joseph M. Silvestri		Date

/s/ Michael A. Delaney	Director	April 12, 2007
Michael A. Delaney		Date

/s/ Kevin D. Brown	Director	April 12, 2007
Kevin D. Brown		Date

/s/ David L. Ferguson	Director	April 12, 2007
David L. Ferguson		Date